As filed with the Securities and Exchange Commission on March 4, 2020	Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________

ITAMAR MEDICAL LTD.

(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

9 Halamish Street

Caesarea 3088900, Israel

(Address of Principal Executive Offices; Zip Code)

_______________

2007 Israeli Share Option Plan

2007 Equity Incentive Plan

Israeli Equity Incentive Plan 2016

2016 U.S. Equity Incentive Plan

(Full Title of the Plan)

_______________

Gilad Glick

Acting President

Itamar Medical, Inc.

3290 Cumberland Club Drive

Atlanta, GA 30339

(Name and Address of Agent for Service)

1-888-748-2627

(Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Shy Basson, CFO
Itamar Medical Ltd., 9 Halamish Street, Caesarea 3088900, Israel
Tel: +972-4-6177000
Fax: +972-4-6275598

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Ordinary Shares (1)	17,900,000	$0.4975	(3)	$8,905,250	$1,155.90

(1)	American Depository Shares (“ADSs”), evidenced by American Depository Receipts (“ADRs”), issuable upon deposit of Ordinary Shares, par value NIS 0.01 per share (“Ordinary Shares”), of Itamar Medical Ltd. are registered on a separate registration statement on Form 20-F (File No. 001-38775). Each ADS represents thirty (30) Ordinary Shares.
(2)	Plus such number of Ordinary Shares of the Registrant, as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices of the ADSs on the Nasdaq Capital Market on February 27, 2020, a date within five (5) business days prior to the date of this Registration Statement.
(4)	Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.0001298.

________________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is filed by Itamar Medical Ltd. (the “Registrant”, “we” or “Itamar”) in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 17,900,000 Ordinary Shares, par value NIS 0.01 per share, of the Registrant, which are reserved for offer and sale under the 2007 Israeli Share Option Plan, the 2007 Equity Incentive Plan, the Israeli Equity Incentive Plan 2016 and the 2016 U.S. Equity Incentive Plan (together, the “Plans”). The contents of the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on April 10, 2019 (File No. 333-230799) and Post-Effective Amendment No. 1 thereto as filed with the Commission on June 19, 2019 (File No. 333-230799), which were filed to register ordinary shares for issuance under the Plans, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Itamar hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the Commission on April 10, 2019;

(b)	(i) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the documents referred to in clause (a) above and (ii) the IFRS financial statements included in the press releases attached as Exhibit 99.1 to the Form 6-K submitted by the Registrant to the Commission on November 26, 2019 and March 3, 2020; and

(c)	the description of our ADSs, ADRs and our Ordinary Shares contained in our Registration Statement on Form F-1 (File No. 333-236120) filed with the Commission on January 28, 2020, as amended by Form F-1/A (File No. 333-236120) filed with the Commission on January 29, 2020, and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Reports on Form 6-K submitted to the Commission subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into the Registrant’s Registration Statements on Form S-8, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Memorandum of Association of the Registrant, as amended and restated ¶ (1)

3.2	Amended and Restated Articles of Association of the Registrant ¶ (2)

4.1	2007 Israeli Share Option Plan (3)

4.2	2007 Equity Incentive Plan (4)

4.3	Israeli Equity Incentive Plan 2016 (5)

4.4	2016 U.S. Equity Incentive Plan (6)

4.5	Specimen of Ordinary Share Certificate (7)

5.1	Opinion of Goldfarb Seligman & Co.*

23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).

23.2	Consent of Somekh Chaikin, a member of KPMG International.*

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

___________

(1)	Filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(2)	Filed as Exhibit 1.2 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(3)	Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on January 28, 2020, and incorporated herein by reference.
(4)	Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(5)	Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(6)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(7)	Filed as Exhibit 2.2 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.

¶	Translated from Hebrew.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Caesarea, Israel, on the 4th day of March, 2020.

ITAMAR MEDICAL LTD.

By:	/s/ Shy Basson
Name:	Shy Basson
Title:	Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the registrant hereby severally constitute and appoint Gilad Glick and Shy Basson, and each of them, our true and lawful attorney-in-fact to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gilad Glick	President and Chief Executive Officer	March 4, 2020
Gilad Glick	(Principal Executive Officer)

/s/ Shy Basson	Chief Financial Officer	March 4, 2020
Shy Basson	(Principal Financial and Accounting Officer)

/s/ Giora Yaron	Chairman of the Board of Directors	March 4, 2020
Giora Yaron, PhD

/s/ Martin Gerstel	Director	March 4, 2020
Martin Gerstel

/s/ Ilan Biran	Director	March 4, 2020
Ilan Biran

/s/ Jonathan Kolber	Director	March 4, 2020
Jonathan Kolber

/s/ Sami Totah	Director	March 4, 2020
Sami Totah

Director
Christopher M. Cleary

/s/ Yaffa Krindel Sieradzki	Director	March 4, 2020
Yaffa Krindel Sieradzki

/s/ Zipora (Tzipi) Ozer-Armon	Director	March 4, 2020
Zipora (Tzipi) Ozer-Armon

Itamar Medical, Inc.		Authorized Representative in the United States	March 4, 2020
By:	/s/ Gilad Glick
Name:	Gilad Glick
Title:	Acting President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Memorandum of Association of the Registrant, as amended and restated ¶ (1)

3.2	Amended and Restated Articles of Association of the Registrant ¶ (2)

4.1	2007 Israeli Share Option Plan (3)

4.2	2007 Equity Incentive Plan (4)

4.3	Israeli Equity Incentive Plan 2016 (5)

4.4	2016 U.S. Equity Incentive Plan (6)

4.5	Specimen of Ordinary Share Certificate (7)

5.1	Opinion of Goldfarb Seligman & Co.*

23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).

23.2	Consent of Somekh Chaikin, a member of KPMG International.*

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

___________

(1)	Filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(2)	Filed as Exhibit 1.2 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(3)	Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on January 28, 2020, and incorporated herein by reference.
(4)	Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(5)	Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(6)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.
(7)	Filed as Exhibit 2.2 to the Registrant’s Registration Statement on Form 20-F, filed with the Commission on December 31, 2018, and incorporated herein by reference.

¶	Translated from Hebrew.

*	Filed herewith.